New York Life Investments Active ETF Trust N-CSR

Exhibit 99.906 CERT

CERTIFICATION PURSUANT TO RULE 30A-2(b) UNDER
THE 1940 ACT AND SECTION 906 OF THE SARBANES-OXLEY ACT

I, Kirk C. Lehneis, Principal Executive Officer of the New York Life Investments Active ETF Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 8, 2025	/s/ Kirk C. Lehneis
Kirk C. Lehneis
(Principal Executive Officer)

I, Adefolahan O. Oyefeso, Principal Financial Officer of the New York Life Investments Active ETF Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 8, 2025	/s/ Adefolahan O. Oyefeso
Adefolahan O. Oyefeso
(Principal Financial Officer)